Exhibit 99.2

Nocera, Inc. Announces Closing of $6.58 Million Underwritten Public Offering

Taipei City, Taiwan, August 15, 2022 (GLOBE NEWSWIRE) -- Nocera, Inc. (NASDAQ: NCRA) (“Nocera” or “the Company”), a fully integrated sustainable seafood company with a focus on manufacturing and operating land-based Recirculatory Aquaculture Systems (RAS), today announced the closing of its underwritten public offering of 1,880,000 units, each unit consisted of one share of common stock (the “Common Stock”) and one warrant (the “Warrant”) to purchase two shares of Common Stock, at a public offering price of $3.50 per unit, for aggregate gross proceeds of $6.58 million, prior to deducting underwriting discounts, commissions, and other estimated offering expenses. The Common Stock and Warrants comprising the units were immediately separable and were issued separately. Each Warrant permits the holder to purchase two shares of common stock at an exercise price of $3.85 (110% of the per unit offering price) and expires five years after the date of issuance. In addition, the Company has granted the underwriters a 45-day option to purchase up to an additional 282,000 units at the public offering price per unit, less the underwriting discounts and commissions, to cover over-allotments, if any.

Spartan Capital Securities, LLC and Revere Securities LLC acted as joint book-running managers for the offering.

A registration statement on Form S-1, as amended (File No. 333-264059), filed with the Securities and Exchange Commission (“SEC”) on April 1, 2022 was declared effective on August 10, 2022. A final prospectus relating to the offering was filed with the SEC on August 11, 2022 and is available on the SEC’s website at http://www.sec.gov. Electronic copies of the final prospectus relating to this offering, when available, may be obtained from Spartan Securities, LLC, 45 Broadway, 9th Floor, New York, NY 10006 Attention: Syndicate Department, or via email at syndicate@spartancapital.com or telephone at (877)772 -7818, or from Revere Securities, LLC, 650 Fifth Avenue, 35th Floor, New York, NY 10019 Attention: Syndicate Department, or via email at jbagley@reveresecurities.com or telephone at (212)688-2350.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Nocera

Nocera (NASDAQ: NCRA) is a fully integrated sustainable seafood company that provides land-based recirculation aquaculture systems (RAS) for both fresh and saltwater fish and invests in fish farms by building high-tech RASs. The Company’s main business operation consists of the design, development, and production of large-scale RAS fish tank systems, (aquaculture) for fish farms along with expert consulting, technology transfer, and aquaculture project management services to new and existing aquaculture facilities and operators. For more information, please visit the company’s website at www.nocera.company.com

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements that are inherently subject to risks and uncertainties. Any statements contained in this document that are not historical facts are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Words such as “anticipate, believe, estimate, expect, forecast, intend, may, plan, project, predict, should, will” and similar expressions as they relate to Nocera are intended to identify such forward-looking statements. These risks and uncertainties include, but are not limited to, general economic and business conditions, effects of continued geopolitical unrest and regional conflicts, competition, changes in methods of marketing, delays in manufacturing or distribution, changes in customer order patterns, changes in customer offering mix, and various other factors beyond the company’s control. Actual events or results may differ materially from those described in this press release due to any of these factors. Nocera is under no obligation to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Investor Contact:

TraDigital IR

Christine Petraglia

christine@tradigitalir.com

917-633-8980